October 1, 1998

JPE, Inc.
775 Technology Drive
Suite 200
Ann Arbor, Michigan 48108
Attention:   Mr. James J. Fahrner and Ms. Donna L. Bacon

RE: FORBEARANCE AGREEMENT AMONG COMERICA BANK, NBD BANK, NATIONAL BANK OF CANADA, HARRIS TRUST AND SAVINGS BANK, AND BANK ONE, DAYTON, N.A. (COLLECTIVELY, THE "BANKS"), COMERICA BANK, AS AGENT FOR THE BANKS ("AGENT"), JPE, INC. ("COMPANY") AND ALLPARTS, INCORPORATED ("API"), DAYTON PARTS, INC. ("DPI"), SAC CORPORATION, STARBOARD INDUSTRIES, INC. ("SBI"), INDUSTRIAL & AUTOMOTIVE FASTENERS, INC. ("IAF"), PLASTIC TRIM, INC. ("PTI"), BRAKE, AXLE AND TANDEM COMPANY CANADA INC. AND JPE FINISHING, INC. (COLLECTIVELY, "GUARANTORS") DATED AUGUST 10, 1998, AND AMENDED BY A FIRST AMENDMENT DATED AUGUST 31, 1998, A SECOND AMENDMENT DATED SEPTEMBER 4, 1998 AND A THIRD AMENDMENT DATED SEPTEMBER 16, 1998 (AS AMENDED, THE "FORBEARANCE AGREEMENT")

Dear Mr. Fahrner and Ms. Bacon:

Company and Guarantors have requested that Banks extend the forbearance provided for in the Forbearance Agreement.

Subject to written acceptance by Company and Guarantors of the following terms and conditions, Agent and Banks are willing to grant certain accommodations and to forbear until January 1, 2000, subject to earlier termination as provided below, from further action to collect the Indebtedness:

1. All capitalized terms not defined in this fourth amendment ("Fourth Amendment") to the Forbearance Agreement shall have the meanings described in the Forbearance Agreement and/or the Loan Documents.

2. Except as modified by this Fourth Amendment, the Indebtedness and the financing arrangements among Agent, Banks, Company and Guarantors shall continue to be governed by the covenants, terms and conditions of the Forbearance Agreement and the Loan Documents, which are ratified and confirmed. The liens and security interests granted to Agent and Banks under the Loan Documents and the Forbearance Agreement are also ratified and confirmed by Company and the undersigned Guarantors. This Fourth Amendment shall be binding upon and shall inure to the benefit of Agent, Banks, Company and the undersigned Guarantors, and their respective successors and assigns.

3. Company and the undersigned Guarantors acknowledge that Agent and Banks are under no obligation to advance funds or extend credit to Company and Guarantors under the Forbearance Agreement, as amended, the Credit Agreement or other Loan Documents, or otherwise.

4. The advisory Advance Formula was revised in the Third Amendment to eliminate any availability on account of any collateral of PTI and/or SBI. The fixed asset reliance (set forth in clause (iii) of paragraph 6 of the Forbearance Agreement) net of the fixed assets of PTI and SBI is $11,537,000. After the sale of API the fixed assets reliance will be reduced to $10,923,000. The Cap remains at $107,387,000, subject to reductions as provided in the Forbearance Agreement. The overformula amount (set forth in clause (iv) of paragraph 6 of the Forbearance Agreement) and the Cap are adjusted set forth below. In addition, the aggregate of (i) Advances under the Revolving Credit and Swing Line and (ii) the Letter of Credit Obligations as of the end of each month must be less than the Month End Cap (as set forth below).

          MONTH-YEAR       OVERFORMULA AMOUNT         CAP (1)          MONTH END CAP
          ----------       ------------------         -------          -------------

        October 1998         $46,840,000 (2)       $84,389,000           83,793,000
        November 1998        $42,700,000 (3)       $73,400,000 (4)       72,378,000
        December 1998        $43,700,000           $73,400,000           71,616,000
        January 1999         $45,400,000           $76,000,000           74,993,000
        February 1999        $45,100,000           $76,500,000           75,523,000
        March 1999           $45,400,000           $76,400,000           75,427,000
        April 1999           $45,700,000           $77,100,000           76,114,000
        May 1999             $46,300,000           $78,100,000           77,054,000
        June 1999            $47,100,000           $78,400,000           77,375,000
        July 1999            $47,500,000           $78,300,000           77,320,000
        August 1999          $47,600,000           $78,300,000           76,929,000
        September 1999       $47,500,000           $78,600,000           77,591,000
        October 1999         $47,400,000           $79,000,000           78,036,000
        November 1999        $47,700,000           $79,200,000           78,210,000
        December 1999        $48,200,000           $79,100,000           78,121,000

        (1)   Cap is stated net of PTI/SBI Adjustment.
        (2)   Until closing of API sale, then $42,700,000.
        (3) If the API sale has not closed, then $46,800,000 until the earlier of (i) the closing, or (ii) November 15, 1998.
        (4) If the API sale has not closed, then $84,800,000 until the earlier of (i) the closing, or (ii) November 15, 1998.


     To the extent that the Banks consent to a sale of API for net proceeds of less than $10 million, the Cap and Overformula Amounts will be increased by the amount of the difference provided, however, that the Overformula Amount, after the adjustment, shall never exceed $48,200,000. All payments received from, or on account of, PTI and/or SBI shall be applied to the Indebtedness (to principal or interest as elected by Banks) and to the extent applied to principal shall permanently reduce the Cap dollar for dollar (except for the first $997,000 received after September 30, 1998). As of October 14, 1998, the Cap is $101,602,162 computed according to the foregoing requirements..

5. Subject to maintaining the sum of availability under the advisory Advance Formula (as revised in paragraph 4 above) plus the PTI/SBI Adjustment (defined below) equal to or greater than the aggregate of (i) Advances under the Revolving Credit and Swing Line and (ii) the Letter of Credit Obligations, and provided there are no defaults under the terms of the Forbearance Agreement, as amended, and no further defaults under the Loan Documents, Banks may, in their sole discretion, continue to advance to
     Company under the Revolving Credit Loan, in accordance with the Loan Documents, as amended, through December 31, 1999. The "PTI/SBI Adjustment" is $23,452,632 as of September 30, 1998 and is reduced further by payments received from or, on account of PTI and/or SBI after September 30, 1998 which reduce the Cap. Company and Guarantors agree that:

     (a)  the Company shall not borrow for the benefit of PTI and/or SBI; and

     (b) neither Company nor any of the Guarantors shall make intercompany transfers of any kind to or for the benefit of PTI and/or SBI.

6. Company and the undersigned Guarantors approved the Interim Order Authorizing Postpetition Financing and Providing Adequate Protection for each of PTI and SBI (collectively, the "Financing Orders") and its execution by Agent. The Financing Orders were entered as interim orders on September 18, 1998. It is a default under the Forbearance Agreement:

     (a) If either of the Financing Orders are not entered as final orders in the form approved by the Agent or if, after entry, one or both are modified (unless Agent approves the modifications);

     (b)  If PTI and SBI default under either of the Financing Orders; or

     (c)  If PTI and/or SBI take action adverse to Banks.

7. Attached as Exhibit A are projections of the period October 1, 1998 through December 31, 1998, which were prepared by Company and its consultants, Conway, MacKenzie & Dunleavy. It is a default under the Forbearance Agreement if the Company's performance varies from the projections in a material, adverse way. Without limitation, it is a default if as of the end of any month cumulative consolidated earnings before interest and taxes from October 1, 1998 to date ("Cumulative EBIT") (for IAF/DPI only except that API earnings in October 1998 are included in the Cumulative EBIT) is less than the amount shown below:


               Month   Year                        Cumulative EBIT
               -----   ----                        ---------------

               October 1998                             506,000
               November 1998                            746,000
               December 1998                            865,000
               January 1999                             888,000
               February 1999                            934,000
               March 1999                             1,009,000
               April 1999                             1,531,000
               May 1999                               2,123,000
               June 1999                              2,577,000
               July 1999                              3,023,000
               August 1999                            3,441,000
               September 1999                         3,829,000
               October 1999                           4,385,000
               November 1999                          4,552,000
               December 1999                          4,804,000


     Company shall deliver to Agent and Banks within twenty days of each month end a report showing actual consolidated EBIT for the previous month and Cumulative EBIT for October 1, 1998 through the end of the previous month and the variance from the projections based on the model used for the projections.

8. Company agrees that if an officer or senior employee leaves Company it will not pay a replacement officer or employee higher aggregate compensation that the former officer or employee, without the consent of the Banks. In addition, Company agrees that it will not pay or agree to pay stay pay or severance pay or similar benefits to its officers or other senior employees in excess of the following amounts:

                 OFFICER                             STAY PAY
                 -------                             --------

               Donna L. Bacon                        $250,000

               James J. Fahrner                      $175,000

               Karen Radtke                          $125,000

     provided, however that:

     (a) no such Stay Pay shall be earned and any obligation of Company to pay shall be terminated if any of the following occur before January 1, 2000: (i) voluntary termination by such employee other than for Good Reason, as defined ion Exhibit A, (ii) termination of such employee for Cause, as defined on Exhibit A, or (iii) the death of such employee;

     (b)  Stay Pay may not be paid until the  earliest  of (i)  January 1, 2000,
          (ii) sale of all of API, DPI, IAF, PTI and SBI, or (iii) determination of the Board of Directors and consent of Banks that such employee is no longer necessary; and

     (c) The Stay Pay must be borne one half by IAF and DPI and one half by PTI SBI. If PTI and SBI do not agree (with Bankruptcy Court approval to the extent necessary) to pay one half of the Stay Pay, then the Company's authority to pay Stay Pay is reduced by one half.

     Company may establish at Agent a separate account ("Reserve Account") and, for each month during the six month period beginning October 1998 and ending March 1999 may deposit $50,000 ("Authorized Amount") into the Reserve Account from funds otherwise available to Company. If an officer who is authorized Stay Pay leaves Company under circumstances which do not qualify that officer for such Stay Pay then the Authorized Amount will be reduced accordingly. Company grants to Agent for the benefit of the Banks a first priority security interest in and lien on all funds now or hereafter on deposit in the Reserve Account to secure the Indebtedness. Company has no right to withdraw, and Agent has no right to apply any funds so deposited, except as provided in this paragraph. Agent may not apply the funds in the Reserve Account up to the Authorized Amount until such time as Company has discharged its obligations for Stay Pay including related taxes; Agent may apply the funds deposited in the Reserve Account to the Indebtedness after the Company's obligations for Stay Pay including related taxes, have been satisfied. Company may withdraw funds deposited in the Reserve Account up to the Authorized Amount free and clear of Agent's security interest for the sole purpose of funding its obligations for Stay Pay, including related taxes, and Company agrees to use the funds only for that purpose.

9. It is a default under the Forbearance Agreement if the freeze approved by the informal committee of the unsecured creditors of IAF is not extended through the forbearance period or, if notwithstanding the committee's approval of an extension of the freeze, creditors who are material in numbers or dollars take action to collect pre-freeze liabilities.

10. Company ratifies and confirms its undertakings under a certain letter agreement with Agent dated September 16, 1998; a default by Company under that letter agreement is a default under the Forbearance Agreement.

11. It is a default under the Forbearance Agreement, if the Company: (a) extends the exclusive Negotiating Period with DGI Investments, Inc. under the Letter of Intent dated October 1, 1998, unless DGI has met the Approval Conditions set forth in Section 4(c)(vi) of the Letter or Intent, or (b) otherwise restricts Company's ability to solicit offers, enter into any agreement or understanding in connection with, enter into negotiations concerning, discuss, consummate or agree to consummate the sale, exchange or other disposition of all or any portion of the assets of Company, or any sale, exchange or other disposition of all or any portion of Company or its Subsidiaries, without the consent of the Banks.

12. "Year 2000 Problem" is defined as any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations. Company has conducted a comprehensive review and assessment of the computer applications of Company and its Subsidiaries with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on or after December 31, 1999 in connection therewith. Based on the foregoing review and assessment, Company believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of Company (or of Company and its Subsidiaries taken on a consolidated basis). By January 15, 1999, Company will make inquiry of their material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on or after December 31, 1999, in connection therewith. Promptly after completion of its inquiry, Company will advise whether Company believes that any such defect exists and could reasonably be expected to have a material adverse effect on the business or financial affairs of Company (or of Company and its Subsidiaries taken on a consolidated basis). Company will take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process data, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of Company (or of Company and its Subsidiaries taken on a consolidated basis). At the request of Agent, Company will provide Agent with written assurances and substantiations (including, but not limited to, the results of internal or external audited reports prepared in the ordinary course of business) reasonably acceptable to Agent as to the capability of Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of Company (or of Company and its Subsidiaries taken on a consolidated basis).

13.  Company and the undersigned  Guarantors  hereby  represent and warrant that
     (a) execution, delivery and performance of this Fourth Amendment are not in contravention of law or the terms of any agreement by which they are bound, and do not require the consent or approval of any governmental body, agency, or authority, and this Fourth Amendment will be valid and binding in accordance with its terms; (b) the continuing representations and warranties of Company and the undersigned Guarantors set forth in Loan Documents are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof other than as previously specified in writing to Agent and Banks; and (c) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Forbearance Agreement, has occurred and is continuing as of the date hereof other than as previously specified in writing to Agent and Banks.

14. COMPANY, THE UNDERSIGNED GUARANTORS, AGENT AND BANKS ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS FOURTH AMENDMENT, THE FORBEARANCE AGREEMENT, THE LOAN DOCUMENTS OR THE INDEBTEDNESS.

15. COMPANY AND THE UNDERSIGNED GUARANTORS, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, INVESTORS AND/OR CREDITORS OF COMPANY AND/OR GUARANTORS, OR ANY ONE OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE AGENT, BANKS, AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS COMPANY AND/OR GUARANTORS MAY HAVE, OR MAY HAVE MADE, OR ARE BASED ON FACTS OR CIRCUMSTANCES ARISING, AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS FOURTH AMENDMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF AGENT, BANKS, THEIR EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

Agent and Banks reserve the right to terminate their forbearance prior to January 1, 2000 in the event of any new defaults under the Loan Documents or a default under the Forbearance Agreement as amended by this Fourth Amendment, in the event of further deterioration in the financial condition of Company or Guarantors or further deterioration in Agent's or Banks' collateral position, and/or in the event Agent or Banks, for any reason, believes that the prospect of payment or performance is impaired.

Very truly yours,

COMERICA BANK, Agent

By:  /s/ Cynthia B. Jones
     ---------------------------
     Cynthia B. Jones

Its: Vice President
Special Assets Group
P.O. Box 75000
Detroit, Michigan 48275-3205
(313) 222-3780
(313) 222-5706 Fax


COMERICA BANK                               NBD BANK

By:  /s/ Cynthia B. Jones                   By:  /s/ Robert J. Izzo
     --------------------------                  -------------------------
Its: Vice President                         Its: First Vice President


NATIONAL BANK OF CANADA                     HARRIS TRUST and SAVINGS BANK

By:  /s/ Loriann Curnyn                     By:  /s/ Sandra J. Sanders
     --------------------------                  -------------------------
Its: Vice President                         Its: Sr. Vice President

By:  /s/
     --------------------------
Its: Group Vice President


BANK ONE, DAYTON, N.A.

By:  /s/ Scott E. Roman
     --------------------------
Its: Assistant Vice President

ACKNOWLEDGED AND AGREED:

JPE, INC.                                   INDUSTRIAL & AUTOMOTIVE
                                            FASTENERS, INC.

By:  /s/ James J. Fahrner                   By:  /s/ James J. Fahrner
     --------------------------                  -------------------------
Its: COO and CFO                            Its: President and CFO
Date: 10/22/98                              Date: 10/22/98


ALLPARTS, INCORPORATED                      BRAKE, AXLE AND TANDEM
                                            COMPANY CANADA INC.

By:  /s/ James J. Fahrner                   By:  /s/ James J. Fahrner
     --------------------------                  -------------------------
Its: President and CFO                      Its: Vice President and Treasurer
Date: 10/22/98                              Date: 10/22/98


DAYTON PARTS, INC.                          JPE FINISHING, INC.

By:  /s/ James J. Fahrner                   By:  /s/ James J. Fahrner
     --------------------------                  -------------------------
Its: Vice President and CFO                 Its: President and CFO
Date: 10/22/98                              Date: 10/22/98


SAC CORPORATION

By:  /s/ James J. Fahrner
     --------------------------
Its: President and Treasurer
Date: 10/22/98